SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549





                                    FORM 8-K





                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of Earliest Event Reported) April 26, 2002 (April 26, 2002)





                             WESTERN RESOURCES, INC.
             (Exact Name of Registrant as Specified in Its Charter)





                 KANSAS                1-3523                   48-0290150
(State or Other Jurisdiction  (Commission File Number)       (IRS Employer
  of Incorporation)                                       Identification No.)


   818 KANSAS AVENUE, TOPEKA, KANSAS                                66612
(Address of Principal Executive Offices)                          (Zip Code)




Registrant's Telephone Number Including Area Code (785) 575-6300

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                                      -2-


                             WESTERN RESOURCES, INC.

Item 5.  Other Events

     On April 26, 2002, Western Resources, Inc. issued the press release attached to this Form 8-K as Exhibit 99 and incorporated by reference herein, announcing that Westar Industries, Inc., a subsidiary of Western Resources, is reviewing alternatives for changing its investment in ONEOK, Inc.

Item 7. Financial Statements and Exhibits

     (c) Exhibits

     Exhibit 99 - Press Release issued by Western Resources, Inc. dated April
                  26, 2002


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                                      -3-



                                   SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.





                                              Western Resources, Inc.





Dated April 26, 2002                    By:  /s/ Larry D. Irick
                                            -------------------------
                                            Name:  Larry D. Irick
                                            Title: Vice President and
                                                   Corporate Secretary
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                                      -4-
                                                                      Exhibit 99

                                                          Media contact:
                                                          Doug Lawrence
                                                          Phone: 785.575.8401
                                                          FAX: 785.575.6399
                                                          Mail To: News@wr.com

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               Westar Industries announces review of alternatives
                        for changing investment in ONEOK


     TOPEKA, Kan., April 26, 2002 - Westar Industries, Inc., a subsidiary of Topeka, Kan.-based Western Resources, Inc. (NYSE:WR), today announced that it is reviewing alternatives for changing its investment in ONEOK, Inc.

     In an amendment to its Schedule 13D filed with the Securities and Exchange Commission, Western Resources reported today that Westar Industries is reviewing alternatives for changing its investment in ONEOK. Among other things, Westar Industries noted its right to put all or a portion of its interest in ONEOK to ONEOK and, in the event ONEOK fails to purchase Westar Industries' interest, its right to seek a third-party buyer within a 16-month period thereafter. Westar Industries also stated that it may pursue any other means available to it under the Shareholder Agreement governing ownership of its investment in ONEOK for changing its investment in ONEOK.


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                                      -5-


     Western Resources (NYSE: WR) is a consumer services company with interests in monitored services and energy. The company has total assets of approximately $6.6 billion, including security company holdings through ownership of Protection One (NYSE: POI) and Protection One Europe, which have more than 1.2 million security customers. Western Resources provides electric utility services as Westar Energy to about 640,000 customers in Kansas. Through its ownership in ONEOK, Inc. (NYSE: OKE), a Tulsa-based natural gas company, Western Resources has a 44.7 percent interest in one of the largest natural gas distribution companies in the nation, serving more than 1.4 million customers.

     For more information about Western Resources and its operating companies, visit us on the Internet at http://www.wr.com.

     Forward-looking statements: Certain matters discussed here and elsewhere in this news release are "forward-looking statements." The Private Securities Litigation Reform Act of 1995 has established that these statements qualify for safe harbors from liability. Forward-looking statements may include words like we "believe," "anticipate," "expect" or words of similar meaning. Forward-looking statements describe our future plans, objectives, expectations or goals. Such statements address future events and conditions concerning capital expenditures, earnings, liquidity and capital resources, litigation, rate and other regulatory matters, possible corporate restructurings, mergers, acquisitions, dispositions, including the proposed separation of Westar Industries, Inc., from our electric utility businesses and the consummation of the acquisition of our electric operations by Public Service Company of New Mexico, compliance with debt covenants, changes in accounting requirements and other accounting matters, interest and dividends, Protection One's financial condition and its impact on our consolidated results, environmental matters, changing weather, nuclear operations, ability to enter new markets successfully and capitalize on growth opportunities in non-regulated businesses, events in foreign markets in which investments have been made and the overall economy of our service area. What happens in each case could vary materially from what we expect because of such things as electric utility deregulation; ongoing municipal, state and federal activities, such as the Wichita municipalization efforts; future economic conditions; legislative and regulatory developments; competitive markets; and other circumstances affecting anticipated operations, sales and costs.